Exhibit 99.1

Kfir Granit Joins ScoutCam as Senior General Counsel, Contracts and Sales

Mr. Granit will head ScoutCam’s legal and contractual functions, take a leading role in contract negotiations, and provide support to sales and marketing pipelines

Omer, Israel, January 27, 2023 – ScoutCam (OTCQB: SCTC), a leading provider of Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) solutions, today announced the appointment of Kfir Granit as senior general counsel, contracts and sales. In this role, Mr. Granit will head ScoutCam’s legal and contractual functions, facilitate partnerships, take a leading role in contract negotiations, identify risks in various business opportunities and mitigate them and provide consistent support to the sales and marketing pipelines. ScoutCam’s advanced product portfolio includes video sensor-based solutions for critical systems in the aviation, transportation, energy and healthcare industries.

Mr. Granit joins ScoutCam from Plarium Global Ltd., where he facilitated partnerships in the online gaming industry. Before that Mr. Granit served for more than 12 years as a senior legal counsel at Elbit Systems Ltd., where his track record included negotiating contracts to achieve high dollar growth in the aerospace division, identifying and mitigating risks in various business opportunities and supporting sales and marketing pipelines, including a major role in billion-dollar Public Private Partnership / Private Finance Initiative projects.

“I am excited to join ScoutCam and become part of its inspiring culture of innovation, learning and mission to become a leading provider of video analytics based predictive maintenance solutions for the aerospace and critical systems markets,” said Mr. Granit. “ScoutCam is a global leader in advanced prediction solutions, and I am honored to partner with the talented members of the management team to help expand the Company’s mission and clear vision.”

Yehu Ofer, ScoutCam’s CEO, said: “We are excited to have Mr. Granit join ScoutCam. He brings extensive experience in both public and private sectors in a variety of complex industries. His profound expertise and solid leadership will help guide ScoutCam as we drive toward our ambition to become the global leader in Predictive Maintenance and Condition Based Monitoring solutions technology.”

About ScoutCam

ScoutCam is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, ScoutCam leverages proven visual technologies and products from the medical industry. ScoutCam’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. ScoutCam’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, expectations about the appointment of Kfir Granit as senior general counsel. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro ScoutCam™ technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of ScoutCam’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. These and other important factors discussed in ScoutCam’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2022 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, ScoutCam undertakes no obligation to publicly update or revise forward-looking information.

Company Contact:

Tanya Yosef, CFO

tanya.yosef@scoutcam.com

Tel: +972 (73) 370 469

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654